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Exhibit 5.1

December 29, 2003

Board of Directors
1st Colonial Bancorp, Inc.
1040 Haddon Avenue
Collingswood, NJ 08108

Re:	Registration Statement on Form S-8 1st Colonial Bancorp, Inc. Stock Option Plan for Non-Employee Directors

Gentlemen:

        This letter is being delivered to you in connection with the proposed offering by 1st Colonial Bancorp, Inc. (the "Company") of up to 50,000 shares of the Company's common stock, no par value per share (the "Common Stock"), pursuant to the Company's Stock Option Plan for Non-Employee Directors (the "Director Plan"). The Company's issuance and sale of these shares of Common Stock under the Director Plan is being registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission. In preparing this letter, we, as counsel to the Company, have reviewed:

  1.
  the Articles of Incorporation of the Company;

  2.
  the Bylaws of the Company;

  3.
  a subsistence certificate with respect to the Company issued by the Pennsylvania Department of State on October 7, 2003;

  4.
  the minutes of the meetings of the Company's Board of Directors at which the Director Plan was adopted and the filing of the Registration Statement was authorized and approved;

  5.
  the Registration Statement;

  6.
  the form of the certificates representing shares of the Common Stock; and

  7.
  the Director Plan.

        Based upon our review of these documents, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold against payment therefor pursuant to the terms of the Director Plan, will be legally issued by the Company and fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
STEVENS & LEE

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  Exhibit 5.1